Exhibit 10.89a

                     Form of Voting Agreement


         VOTING  AGREEMENT  dated  as   of   May  8,  1998  between
____________________ (the "Shareholder") and Maxicare Health Plans, Inc. (the "Company").

         WHEREAS, the board of directors of the Company (the "Board") has increased the number of directors which constitutes the Board to nine and has filled the one existing vacancy and two newly created directorships on the Board with Elwood Kleaver and Paul R. Dupee, Jr. (the "Soliciting Shareholder"), who have been named Class II directors with terms expiring in 1998 and Robert M. Davies who has been named a Class I director with a term expiring in 2000, and the Board has added the Soliciting Shareholder to the Board's executive committee which has been increased from three to four members;

         WHEREAS, the Board intends that Mr. Kleaver and the Soliciting Shareholder and Ms. Florence F. Courtright shall be the slate of nominees recommended by the Board for election as directors (the "Board Slate") at the Company's 1998 annual meeting of shareholders ("1998 Annual Meeting"); and

         WHEREAS, the Board has approved the amendments to the Bylaws, Certificate and the rights agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of February 24, 1998 (the "Rights Agreement") attached as Exhibit A (the "Amendments"), subject to approval of the Amendments by a majority of the outstanding shares of common stock, par value $.01 per share (the "Shares") at the 1998 Annual Meeting; and

         WHEREAS,  in  connection   with   the   termination  of  a
solicitation of written consents from the Company's shareholders by
the  Soliciting  Shareholder   (the  "Consent  Solicitation"),  the
Company has agreed to reimburse the Soliciting Shareholder's fees and expenses (not to exceed $450,000) related to the Consent
Solicitation  and  the  negotiation   of  related  agreements  (the
"Expense Reimbursement")  promptly  after  the  satisfaction of the
conditions   to   such    reimbursement   subject   to   reasonable
documentation of  such  fees  and  expenses  and  approval  of such reimbursement by (a) holders of at least 50% of the outstanding Shares (with such approval deemed to have been given by all Shares covered by agreements with the Company to vote in favor of the Expense Reimbursement at the 1998 Annual Meeting), or (b) the affirmative vote of the majority of the Shares present in person or by proxy at the 1998 Annual Meeting and entitled to vote on such matter; and
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         WHEREAS, the parties desire to agree on certain actions to be taken at the 1998 Annual Meeting,

         NOW,  THEREFORE,  in   consideration   of  the  agreements
contained herein, the parties agree as follows:

         1. Proposals By the Company. The Company will propose the election of the Board Slate, the adoption of the Amendments and the approval of the Expense Reimbursement at the 1998 Annual Meeting.

         2. Voting Agreement of Shareholder. The Shareholder agrees that all shares of Common Stock of the Company ("Shares") as to which the Shareholder or any of its affiliates has the power to direct the vote on the record date for the 1998 Annual Meeting, shall be voted at such meeting in favor of the Board Slate, the Amendments and the Expense Reimbursement, and the Shareholder shall not execute a written consent of shareholders in lieu of a meeting or vote to call a special meeting prior to the 1998 Annual Meeting which will be held by July 31, 1998. Such record date shall be June 8, 1998 or the earliest possible date thereafter and, in no event, later than June 12, 1998. If any Shares as to which the Shareholder has the power to direct the vote are transferred prior to such record date, the
               Shareholder shall obtain an agreement from the transferee assuming the Shareholder's obligations under this sentence and the immediately preceding sentence; provided, however, that the Shareholder shall not be required to obtain such an agreement from the transferee of Shares which the Shareholder sells as a result of instructions from clients or customers requiring the Shareholder to sell such Shares, or to liquidate such clients' accounts in whole or in part or changing the investment objectives of such accounts.

         3.    Miscellaneous.

                               (a)  This  agreement  shall  not  be
               altered, amended, changed, waived, terminated or otherwise modified except by a writing signed by the party to be charged.

                               (b)   This    agreement   shall   be
               interpreted and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed there, and any legal action or proceeding with respect to this agreement may be
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brought in the courts of the State of Delaware or the United States
District Court for the District of Delaware, and each party accepts the exclusive jurisdiction of such courts.

                               (c) This  agreement  may be executed
               in several counterparts, each of which will be deemed an original.

                               (d) Each of the parties acknowledges
               and agrees that irreparable damages would occur if any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this agreement and to enforce specifically the terms of this agreement in any court having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

                               (e)  The   parties  acknowledge  and
               agree that this Agreement is not an agreement, arrangement or understanding of the type referred to in Section 1(d)(iii) of the Company's Shareholders Rights Plan, and the Shareholder and other shareholders entering into agreements containing the covenants contained in Section 2 shall not be deemed an Acquiring Person as that term is used in the Shareholders Rights Plan by virtue of anything contained in this Agreement or those agreements or any acts or transactions contemplated thereby.

                               (f) This  Agreement  shall  inure to
               the  benefit  of,   and   be   enforceable  by,  the
               Soliciting Shareholder, as if he were a party hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                        MAXICARE HEALTH PLANS, INC.


                                        By:________________________


                                        ___________________________
                                                      [Shareholder]

                            EXHIBIT "A"


        RESOLUTIONS TO BE ADOPTED BY THE SHAREHOLDERS OF
     MAXICARE HEALTH PLANS, INC. AT THE 1998 ANNUAL MEETING


RESOLVED, that subject to the election of Florence Courtright, Paul Dupee, and Elwood Kleaver at this 1998 Annual Meeting of Shareholders of Maxicare Health Plans, Inc. (the "Company") for three year terms ending at the Company's 2001 Annual Meeting of Shareholders ("Board Nominees"), the Shareholders of the Company hereby authorize and approve amendments to the Company's Certificate of Incorporation which would amend Article FIFTH thereof and to add new Article THIRTEENTH as follows (the "Amendments to the Articles"):

              a. Article FIFTH shall be amended to delete the existing Section "A." thereof and to replace such Section "A."
with the following:

                   "A. Number of Directors. From the effective date of this amendment until the conclusion of the Corporation's 1999 Annual Meeting of Stockholders (the "Amendment Termination Date"), the number of directors who shall constitute the board of directors of the Corporation (the "Board") shall be nine
                         (9); thereafter, the number of directors who shall constitute the Board shall be fixed in accordance with the Bylaws of the Corporation."

              b. New Article THIRTEENTH shall be added as follows:

                   "Article THIRTEENTH:   Written Consents and
                                          Special Meetings of
                                          Stockholders.

                   A.    Sunset Provision.  The provision of this
                         Article THIRTEENTH shall terminate and
                         be of no force and effect after the
                         Amendment Termination Date.

                   B     Written Consents.  From the effective
                         date of this amendment until the
                         Amendment Termination Date (the "Written

                         Consent Period"), the stockholders of
                         this Corporation shall not be able to
                         take any action by written consent.
                         During the Written Consent Period
                            stockholders may only take action at an
annual or special meeting of
                         stockholders.

                   C.    Special Meetings of Stockholders.
                         During the Written Consent Period
                         stockholders of this Corporation may not call any special meetings of stockholders and special meetings of stockholders may only be called by the Board as provided for in the Bylaws of this Corporation.

BE IT FURTHER RESOLVED, that solely in the event the stockholders of the Company approve the election of the Board Nominees at this Annual Meeting of Stockholders and adoption of Amendments to the Articles as provided for above; then the Company's Amended and Restated Bylaws dated January 28, 1994, as amended on March 20, 1998 (the "Bylaws"), shall be further amended as follows (the "Bylaw Amendments"):

              1.   Article II, Section 3. SPECIAL MEETINGS.
Article II, Section 3 shall be amended to add at the end thereof the following:

                         "Notwithstanding anything to the
                         contrary contained above from and after
                         the effective date of this amendment
                         until the conclusion of the
                         Corporation's 1999 Annual Meeting of
                         Stockholders, the Stockholders of the
                         Corporation may not call any special
                         meeting of stockholders and special
                         meetings of stockholders may only be
                         called by the Board of Directors of the
                         Corporation."

              2. Article II. A new Section 15 shall be added to Article II as follows:

                         "Section 15.  1999 ANNUAL MEETING OF
                         STOCKHOLDERS.  Prior to the conclusion
                         of the 1999 Annual Meeting of
                         Stockholders, the Board of Directors
                         will not adopt any Bylaws or take any
                         other actions that interfere with the
                         rights of stockholders to nominate and
                         elect three directors at such meeting in accordance with the existing Bylaws, unless such actions have been approved by the stockholders."

              3.   Article III, Section 2.  NUMBER OF DIRECTORS.
Article III, Section 2 shall be amended to delete the remainder of the second sentence after "directors" on the fourth line and insert in lieu thereof:

                         "or a majority vote of the outstanding
                         shares entitled to vote thereon."

              4.   Article IX, Section 1.  AMENDMENT BY
STOCKHOLDERS.   Article IX, Section 1 shall be amended to delete
"Sections 3 and 14 of Article II, Section 2 of Article III and
Sections 1 and 2 of Article IX" commencing on the fifth line thereof and insert in lieu thereof:

                         "Section 3 of Article II and Sections 1
                         and 2 of Article IX"

              5. Except as expressly set forth herein the Bylaws shall remain in full force and effect.

BE IT FURTHER RESOLVED, that solely in the event the stockholders of the Company approve the election of the Board Nominees at this Annual Meeting of Stockholders, the adoption of Amendments to the Articles and the Bylaw Amendments, as provided for above, then the following amendments to the Shareholders Rights Plan previously adopted by the Board shall be submitted to the stockholders for approval (the "Rights Plan Amendments"):

              1. Sections 1(h) and 1(i) of the Rights Agreement between this Corporation and American Stock Transfer & Trust
Corporation, as rights agent, dated February 24, 1998 is hereby amended to read as follows:

                   "(h)   "Continuing Directors"  shall have the
                   same meaning as "Disinterested Director" as defined in Section 1(i) hereof.

                   (i)    "Disinterested Directors"  shall mean
                   the members of the Board of Directors who are not (i) officers or employees of the Corporation, (ii) Acquiring Persons or their Affiliates or Associates or representatives of any of them, or (iii) any Person who was directly or indirectly proposed or nominated as a director of the Corporation by an Acquiring Person or a Transaction Person."

              2. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect, except that any amendment to Sections 1(h) or 1(i) shall require the approval of the shareholders.

BE IT FURTHER RESOLVED, that the officers of this Company, or any of them, be and they hereby are authorized, empowered and directed in the name of and on behalf of this Company to take all such actions and to execute and deliver all such documents as they or any of them may deem necessary or appropriate in their opinion to carry out the purpose and comply with and effectuate the intent of the foregoing resolutions, including but not limited to filing any necessary amendments to the Certificate of Incorporation with the Delaware Secretary of State and filing the Bylaw Amendments in the Minute Books of the Company; and

BE IT FURTHER RESOLVED, that any actions previously taken by any officer of the Company on behalf of the Company in connection with any of the foregoing resolutions be, and they hereby are, ratified, adopted and approved in all particulars as acts of the Company.